                                                                   Exhibit 10.10


                              SUBLEASE AGREEMENT
                              ------------------


AGREEMENT OF SUBLEASE made as of the1st day of September, 2000, by and between InteCardia, Inc., a Delaware corporation ("Sublessor"), and Pozen Inc., a Delaware corporation ("Sublessee").

                             W I T N E S S E T H:

     WHEREAS, "Sublessor" is the Lessee under a certain Lease Agreement dated September 18, 1996, as amended by the First Lease Amendment dated July 14, 1998 (collectively, the "Lease") with Property Reserve, Inc. (successor-in-interest to I-40 Properties) ("Lessor") as Lessor, pertaining to approximately 6,266 square feet of office space located at 6330 Quadrangle Drive, Five Quadrangle Building, The Quadrangle Office Park, Durham, North Carolina (the "Premises"), a copy of which is attached hereto as Exhibit "A" and made a part hereof; and
                                    -----------

     WHEREAS, Sublessee desires to Sublease approximately 1286 square feet of the Premises (the "Subleased Premises") from Sublessor and Sublessor desires to sublease the Subleased Premises to Sublessee, subject to the terms and conditions of this Sublease Agreement.

     NOW, THEREFORE, in consideration of the premises, which are incorporated herein by reference, and of the terms, conditions and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Subleased Premises.  Sublessor hereby sublets to Sublessee, and
          ------------------
Sublessee hereby subleases from Sublessor, the Subleased Premises, shown as Exhibit "B" attached hereto and made a part hereof, and consisting of
-----------
approximately 1286 rentable square feet of office space, situated at Suite 110, 6330 Quadrangle Drive, Durham County, North Carolina.

     2.   Term of Sublease. The term (the "Term") of this Sublease shall
          ----------------
commence on the later of: (i) receipt of written consent from Lessor and (ii) the 1/st/ day of September, 2000 (the "Commencement Date"), and shall end on the 31/st/ day of December, 2002 (or until such term shall sooner cease or expire as hereinafter provided) (the "Termination Date"). If the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises shall be delivered to Sublessee on the commencement of the Term.

     3.   The Lease.
          ---------

          (a) Sublessor represents and warrants that it has full right, power and authority under the Lease to enter into this Sublease subject to Lessor's consent as provided therein. Sublessor further represents and warrants that, to its knowledge, the Lease is in full force and effect and that it is not in default under any of the terms of the Lease.

          (b) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease that are incorporated herein and made a part hereof. Sublessee assumes and agrees to perform, observe and comply with all of the terms, covenants and conditions on the Lessee's part to be performed, observed and complied with under the Lease as the same may or shall be related to the occupancy of the Subleased Premises. This Sublease is expressly made subject to all of the terms, covenants and conditions of the Lease. In the event of a conflict between the terms of the Lease and this Agreement of Sublease, the terms of the Lease shall control.

     4.   Occupancy.
          ---------

          (a) Sublessee shall use and occupy the Subleased Premises solely for general office purposes. Sublessee has conducted an inspection, or been afforded the opportunity to inspect, the Subleased Premises and shall accept the Subleased Premises "as is," "where is," and "with all faults." Sublessor is not required to make any repairs or alterations to prepare the Subleased Premises for Sublessee's occupancy.

          (b) Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act that may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense arising out of, by reason of, or resulting from, Sublessee's failure to perform or observe any of the terms and conditions of the Lease pertaining to Subleased Premises.

     5.   Rent.
          -----

          Sublessee shall pay to Sublessor base rent as specified below:

                            Rent Rate   Square
                            Per Square  Foot of   Annual   Monthly
         Period             Foot        Premises  Rent     Rent
------------------------    ----        --------  ----     ----
Sept. 2000-Dec. 31, 2000    $19.50      1286      $25,077  $ 2089.75
Jan. 2001-Dec. 2001         $20.00      1286      $25,720  $2,143.33
Jan. 2002-Dec. 31, 2002     $20.50      1286      $26,363  $2,196.92

     In addition, Sublessee shall be obligated to pay to Sublessor all amounts the Sublessor shall be obligated to pay to Landlord under Section 5 of the Lease based on the amount of square footage contained in the Subleased Premises. The amount of the operating expense pass-through for the period from the Commencement Date until December 31, 2000 shall be $0.096298 per square foot. (the "additional rent") The amount of the additional rent shall be added to the base rent each month. Base rent and additional rent shall be paid five (5) days in advance of the first day of each month. If all rent payable hereunder has been paid in full, any excess shall be refunded to Sublessee. As soon as Sublessor is advised by Landlord of the amount of the operating expense pass through for the next fiscal year, Sublessor shall notify Sublessee of Sublessee's pro rata portion of such operating expense pass through and Sublessee shall include such amount as additional rent. If Sublessor receives notice from Landlord that Sublessor is responsible for any additional charges for operating expense pass throughs after Landlord's final calculation of operating expenses for any fiscal year, Sublessee shall be obligated to pay its proportionate share of such amount within twenty-five days after notice thereof. In addition, if there has been any excess payments of operating expense pass throughs, Sublessee shall be entitled to its proportionate share of any such excess.

     6.   Casualty, Condemnation and/or Termination.  If the whole or any part
          -----------------------------------------
of the Subleased Premises shall be taken or condemned in any manner by any competent authority for any public or quasi-public use, or if the Lessor under the Lease shall terminate the Lease as provided in the Lease by reason of Casualty or otherwise as permitted therein, in any such event, the term of this Agreement of Sublease shall cease and terminate as of the date of vesting of title or such condemnation or termination as the case may be.

     7.   Quiet Enjoyment.  Sublessor covenants and agrees with Sublessee that,
          ---------------
provided Sublessee pays and performs all of its covenants, agreements and obligations under this Sublease, Sublessee may peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Agreement of Sublease and the Lease.

     8.   Sublessor.  The term "Sublessor" as used in this Agreement of Sublease
          ---------
refers to the Lessee under the Lease at the time in question, so that if the Lease shall be assigned, such covenants, conditions and agreements shall be binding upon each successor assignee.

     9.   Indemnity.  Each party hereto does hereby agree to indemnify the other
          ---------
and hold the other harmless, of and from any claim, damage, liability, cost or expense, including reasonable attorney's fees, which either may suffer or incur by reason of the failure of the other to perform, observe and comply with any of the terms, covenants and conditions of this Agreement of Sublease or the Lease, as such terms, covenants and conditions may affect the Subleased Premises.

     10.  Attorney's Fees.  If Sublessor, Sublessee, or Broker shall commence an
          ---------------
action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

     11.  Consent of Lessor Under Lease.  This Agreement of Sublease is executed
          -----------------------------
subject to the written consent of the Lessor.

     12.  Notices.  Any and all notices that are or may be required to be given
          -------
pursuant to the terms of this Agreement of Sublease or the Lease shall be sent by Certified Mail, Return Receipt Requested, to the parties hereto at their respective addresses set forth below:






     SUBLESSOR:                               SUBLESSEE:
     ---------                                ---------

  InteCardia, Inc.                       Pozen, Inc.
  6330 Quadrangle Drive                  6330 Quadrangle Drive
  Suite 180                              Suite 240
  Chapel Hill, NC 27514                  Chapel Hill, NC 27514


     13.  Binding Effect.  The covenants, conditions and agreements contained
          --------------
herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, executors, administrators, successors and permitted assigns.

     14.  Governing Law.  This Agreement of Sublease is entered into in the
          -------------
State of North Carolina, and its validity and interpretation shall be construed in accordance with the laws of that State.








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

IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Agreement of Sublease to be executed by its duly authorized partner of officer and the appropriate corporate seals have been hereunto affixed all as of the day and year first written.


ATTEST:                             INTECARDIA, INC.


By: /s/ John F. Forbis     [Corporate Seal]  By: /s/ William J. Kane, M.D.(Seal)
    -------------------                          -------------------------

Its: Secretary                               Its: President and CEO
     ------------------                           -----------------


ATTEST:                                      POZEN, INC.


By: /s/ Helga L. Leftwich  [Corporate Seal]   By: /s/ John R. Plachetka (Seal)
    ---------------------                         ---------------------

Its: Assistant Secretary                      Its: President and CEO
     -------------------                           -----------------